Exhibit 4.6

EXECUTION COPY

FOURTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

           THIS FOURTH AMENDMENT dated as of August 29, 2001 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation, DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a banking corporation organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

RECITALS

           WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

           NOW THEREFORE, in consideration of the premises and mutual convenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows;

           SECTION 1. Amendments to Section 1.01 of the Receivables Purchase Agreement.

           (i) The definition of "Expiration Date" appearing in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting the date "May 12, 2003" appearing in clause (i) thereof and replacing it with the date "May 12, 2004."

           (ii) The definitions of "Credit Agreement" and "Responsible Officer" appearing in Section 1.01 of the Receivables Purchase Agreement are hereby deleted and replaced with the following:

           "Credit Agreement" shall mean the Credit Agreement dated as of August 29, 2001, among AmerisourceBergen, the lenders named therein and The Chase Manhattan Bank (including its successors and assigns), as Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified. "Responsible Officer" shall mean, with respect to the Seller, the Servicer, any Originator or the Guarantor, the chief executive officer, president, principal financial officer or treasurer of such Person and any other Person identified on the List of Responsible Officers attached as Exhibit C hereto (as such list may be amended and supplemented from time to time) and agreed to by the Administrative Agent.

           (iii) The definitions of "Consolidated Adjusted EBITDAR," "Consolidated EBITDA," "Consolidated Fixed Charges," "Consolidated Fixed Charge Coverage Ratio," "Consolidated Funded Debt," "Consolidated Interest Expense," "Consolidated Leverage Ratio," "Consolidated Net Income," "Consolidated Net Worth," "Equity Transaction," "Funded Debt" and "Intercreditor Agreement" appearing in Section 1.01 of the Receivables Purchase Agreement are hereby deleted.

           (iv) The following new definitions are inserted in Section 1.01 of the Receivables Purchase Agreement in appropriate alphabetical order:

           "AmerisourceBergen" shall mean AmerisourceBergen Corporation, a Delaware corporation.

           "Pledge Agreement" shall mean the Pledge Agreement dated as of August 29, 2001, among AmerisourceBergen, each Subsidiary of AmerisourceBergen party thereto from time to time and The Chase Manhattan Bank, as Collateral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

           "Security Agreement" shall mean the Security Agreement dated as of August 29, 2001, among AmerisourceBergen, each Subsidiary of AmerisourceBergen party thereto from time to time and The Chase Manhattan Bank, as Collateral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

           SECTION 2. Amendments to Article VI of the Receivables Purchase Agreement. Clauses (a), (b) and (c) of Section 6.05 of the Receivables Purchase Agreement are hereby deleted and replaced with the following:

           (a) Notice of Modifications to Credit Agreement, Security Agreement or Pledge Agreement. The Guarantor shall provide the Administrative Agent with a copy of each amendment, modification or other change to, and each consent to a departure from, the Credit Agreement, the Security Agreement or the Pledge Agreement within 10 days after either (i) any Responsible Officer of the Guarantor becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner.

           (b) [Reserved].

           (c) [Reserved].

           SECTION 3. Amendments to 7.01 of the Receivables Purchase Agreement.

           (i) Section 7.01(e) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (e) except as otherwise provided in this Section 7.01, the Seller or the Servicer shall default or fail in the performance or observance of any other covenant (other than the covenant set forth in Section 6.04(d)), agreement or duty applicable to it contained herein and such default or failure shall continue for 30 days after either (i) any Responsible Officer of the Seller or the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner; or

           (ii) Section 7.01(f) of the Receivables Purchase Agreement is hereby amended by (x) deleting each reference to "AmeriSource, any Originator or any of its Consolidated Subsidiaries" and replacing it with a reference to "AmerisourceBergen or any of its Consolidated Subsidiaries" and (y) deleting the reference at the end thereof to "AmeriSource, the relevant Originator or the relevant Consolidated Subsidiary" and replacing it with a reference to "AmerisourceBergen or the relevant Consolidated Subsidiary."

           (iii) Section 7.01(p) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (p) AmerisourceBergen shall default or fail in the performance or observance of any of the covenants set forth in Section 6.12, 6.13 or 6.14 of the Credit Agreement or, if the Credit Agreement is terminated (or Section 6.12, 6.13 or 6.14 thereof is deleted), AmerisourceBergen shall default or fail in the performance or observance of any such covenant as in effect immediately prior to the termination of the Credit Agreement (or the deletion of such covenant); or

           (iv) Section 7.01 of the Receivables Purchase Agreement is hereby further amended by (x) deleting the period at the end of clause (t) thereof and replacing it with "; or" and (y) inserting the following new clauses (u) and (v) immediately after clause (t) thereof:

           (u) (i) the definition of "Collateral and Guarantee Requirement" (clause (b)(ii) thereof), "Excluded Subsidiary" (clause (c) thereof), "Loan Party," "Proceeds," "Securitization,"

           "Securitization Entity," or "Subsidiary Loan Party" contained in the Credit Agreement is amended, modified or waived without the prior written consent of the Majority Owners; (ii) Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(viii), 6.02(f), 6.02(g), 6.04(d), 6.04(e), 6.04(f), 6.05(b), 6.05(c), 6.08(a)(ii), 6.08(b)(ii), 6.09(b), 6.09(c). 6.09(d), 6.10 (clause (i) of the first proviso thereto) or 6.11 (clause (b) of the first sentence hereof) of the Credit Agreement is amended, modified or waived without the prior written consent of the Majority Owners; (iii) Section 1 (clause (ii) of the proviso to clause (a) thereof and the parenthetical phrases in clause (b)(ii) thereof) of the Pledge Agreement is amended, modified or waived without the prior written consent of the Majority Owners; (iv) the definition of "Collateral" (the proviso thereto), "General Intangibles" (the first parenthetical thereof), "Inventory," "Investment Property," "New York UCC," "Proceeds" or "Securities" contained in the Security Agreement is amended, modified or waived without the prior written consent of the Majority Owners; or (v) any other provision of (including by the addition of a provision) the Credit Agreement, the Security Agreement or the Pledge Agreement is amended, modified or waived without the prior written consent of the Majority Owners in any way which could materially and adversely impair the interests of the Administrative Agent and the Owners in the Receivables, Related Security or Collections or could result in the creation of a Lien thereon; or

           (v) the Guarantor shall default or fail in the performance of the covenant set forth in Section 6.05(a).

           SECTION 4. Amendment to Section 9.06 of the Receivables Purchase Agreement. Section 9.06 of the Receivables Purchase Agreement is hereby amended by deleting the second sentence thereof in its entirety.

           SECTION 5. Representations and Warranties. In order to induce the Buyer and the Administrative Agent to execute and deliver this Amendment, each of the Seller and the Servicer hereby represents and warrants, on the date hereof (both before and after giving effect hereto and to the Credit Agreement, the Security Agreement and the Pledge Agreement and the transactions contemplated herein and therein), that no event has occurred and is continuing and no condition exists which constitutes a Termination Event or Potential Termination Event.

           SECTION 6. Receivables Purchase Agreement in Full Force and Effect as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

           SECTION 7. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of:

           (i) an executed counterpart of this Amendment from each party hereto; and

           (ii) an executed copy of the Credit Agreement, the Security Agreement and the Pledge Agreement, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and each of which shall be in full force and effect.

           SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

           SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

DELAWARE FUNDING CORPORATION

By: Morgan Guaranty Trust Company of New
York, as attorney-in-fact for Delaware Funding
Corporation

By _______________________________________________
      Name:
      Title:

MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent

By _______________________________________________
      Name:
      Title:

AMERISOURCE RECEIVABLES FINANCIAL
CORPORATION

By _______________________________________________
      Name:
      Title:

[Signature Pages Continued on Next Page]

[Signature Page to Fourth Amendment to AmeriSource Receivables

Purchase Agreement]

AMERISOURCE CORPORATION

By _______________________________________________
      Name:
      Title:

AMERISOURCE HEALTH CORPORATION

By _______________________________________________
      Name:
      Title:

ACKNOWLEDGED AND CONSENTED TO:

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Agent for the
APA Purchasers

By: ___________________________
      Name:

      Title:

[Signature Page to Fourth Amendment to AmeriSource Receivables
Purchase Agreement]